United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2007

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On May 7, 2007, MTS Medication Technologies, Inc. (“MTS”), and Omnicare, Inc. (“Omnicare”), entered into a MTS OnDemand Sales and License Agreement (the “Agreement”). Pursuant to the terms of the Agreement, MTS will sell to Omnicare its OnDemand Express II and OnDemand AccuFlex machines (collectively, the “OnDemand Machines”), and MTS granted to Omnicare a non-exclusive, nontransferable license for certain licensed technology and software which are related to the OnDemand Machines. The licensed technology and software together with the OnDemand Express II and OnDemand AccuFlex machines are referred to as the “ODE II System” and the “AccuFlex System,” respectively, and collectively, as the “OnDemand Systems.” The OnDemand Systems are designed to interface with a pharmacy’s existing system to receive orders, fill punch cards as needed and deliver a patient-labeled product on a “just-in-time” basis for customers.

        The Agreement provides for, among other things, that MTS will sell and deliver 16 ODE II Systems and 8 AccuFlex Systems to Omnicare. Omnicare will have the right to accept or reject the OnDemand Systems during an acceptance period ranging from 60 to 120 days. Upon acceptance, Omnicare and MTS will be parties to an annual maintenance agreement for each machine. Omnicare will pay MTS for each system by making deposits toward the price of each machine and final payment within a specified time period after acceptance. Also, Omnicare will pay MTS for the installation of the OnDemand Systems and the training of Omnicare personnel. MTS has further agreed not to sell the ODE II Systems to any other customers until Omnicare accepts the final ODE II System. The Agreement also provides for penalties and/or rebates to be paid by MTS to Omnicare if certain events occur.

        MTS intends to file a confidential treatment request with the Securities and Exchange Commission for certain terms and conditions of the Agreement. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement when filed.

Item 7.01.   Regulation FD Disclosure.

        On May 8, 2007, MTS issued a press release announcing that MTS and Omnicare had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of MTS’s filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item  9.01      Financial Statements and Exhibits

                       (d)     Exhibits.

Exhibit Number	Description

99.1	Press Release of MTS Medication Technologies, Inc., dated May 8, 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: May 11, 2007	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

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